EXHIBIT 21


                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                                Percentage of
                                                              voting securities
                                       Jurisdiction of        owned directly or
       Name                             Incorporation       indirectly by Quaker
       ----                             -------------       --------------------
 * Quaker Chemical Europe B.V.          Holland                      100%

 * Quaker Chemical B.V.                 Holland                      100%

+* Quaker Chemical Holdings UK          United Kingdom               100%
     Limited

 * Quaker Chemical Limited              United Kingdom               100%

 * Quaker Chemical S.A.                 France                       100%

** Quaker Chemical South                Republic of                   50%
     Africa (Pty.) Limited                South Africa

 * Quaker Chemical, S.A.                Spain                        100%

 * Quaker Chemical S.A.                 Argentina                    100%

 + Quaker Chemical Participacoes,       Brazil                       100%
     Ltda.

 * Quaker Chemical Industria e          Brazil                        60%
     Comercio S.A.

 * Quaker Chemical India Limited        India                         55%

** Kelko Quaker Chemical, S.A.          Venezuela                     50%

 * Quaker Chemical Limited              Hong Kong                    100%

 * Wuxi Quaker Chemical Co.,            China                         60%
     Ltd.


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+* Quaker Chemical South East           Singapore                    100%
     Asia Pte. Ltd.

** Nippon Quaker Chemical, Ltd.         Japan                         50%

 * Quaker Chemical (Australasia)        State of New South            51%
     Pty. Limited                         Wales, Australia

** TecniQuimia Mexicana                 Mexico                        40%
     S.A. de C.V.

+* SB Decking, Inc. (formerly           Delaware, U.S.A.             100%
     Selby, Battersby & Co.)

 * Quaker Chemical Corporation          Delaware, U.S.A.             100%

 + Quaker Chemical Management,          Delaware, U.S.A.             100%
     Inc.

 * AC Products, Inc.                    California, U.S.A.           100%

** Fluid Recycling Services             Michigan, U.S.A.              50%
     Company, LLC
----------
 + A non-operating company.

 * Included in the consolidated financial statements.

** Accounted for in the consolidated financial statements under the equity method.